As filed with the Securities and Exchange Commission on May 16, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
DUSA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey (State or Other Jurisdiction of Incorporation or Organization)	22-3103129 (I.R.S. Employer Identification No.)
25 Upton Drive
Wilmington, Massachusetts 01887
(978) 657-7500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Robert F. Doman, President and CEO
DUSA Pharmaceuticals, Inc.
25 Upton Drive
Wilmington, Massachusetts 01887
(978) 657-7500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copies to:
Nanette W. Mantell, Esq.
Reed Smith LLP
136 Main Street — Suite 250
Princeton, New Jersey 08543-7839
(609) 987-0050
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a Registration Statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a Registration Statement filed pursuant to General Instruction I.D. to register additional securities or classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
TITLE OF EACH CLASS		Aggregate	Aggregate	Amount of
OF SECURITIES TO BE	Amount to be	Offering Price	Offering Price	Registration
REGISTERED	Registered (2)	Per Share (2)	(3)(4)(5)	Fee (6)
Common Stock, without par value (1), Preferred Stock, Debt Securities, Depository Shares and Warrants
Total	$ N/A	$ N/A	$75,000,000	$2,947.50

(1)	This registration statement also relates to rights to purchase one one-thousandth (1/1000th) of a share of Series A Junior Participating Preferred Stock, without par value, which are attached to all shares of the registrant’s common stock pursuant to the Rights Agreement dated as of September 27, 2002, between the registrant and American Stock Transfer and Trust Company. Until the occurrence of events described in the Rights Agreement, the rights are not exercisable, are evidenced by the registrant’s common stock certificates and are transferable with and only with the registrant’s common stock.

(2)	Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)	There is being registered hereunder such number of shares of common stock and preferred stock and such number of debt securities, depositary shares and warrants as will result in aggregate proceeds of $75,000,000 (or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies); or, if any debt securities are issued at an original issue discount, such greater amount as shall result in net proceeds of $75,000,000 (or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies) to the registrant.

(4)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional securities that may become issuable pursuant to stock splits, stock dividends or similar transactions, without the need for any post-effective amendment. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock, and an indeterminate principal amount of debt securities, in each case issuable upon conversion, exchange or exercise of the preferred stock, debt securities or warrants registered hereunder. No separate consideration will be received for the preferred stock or common stock issuable upon conversion of or in exchange for debt securities or preferred stock.

(5)	This amount is estimated solely for the purpose of calculating the registration pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the maximum offering price per unit or the proposed maximum aggregate offering price. The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of securities registered hereunder.

(6)	Calculated pursuant to Rule 457(o) under the Securities Act.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus
Subject to Completion, Dated May 16, 2008
$75,000,000
DUSA PHARMACEUTICALS, INC.
Common Stock, Preferred Stock, Debt Securities,
Depositary Shares and Warrants

     This prospectus relates to the public offer and sale of common stock, preferred stock, debt securities, depositary shares, and warrants which we may offer from time to time in one or more series, with an aggregate public offering price of up to $75,000,000. We may offer and sell the securities separately, together or as units, in separate classes or series, in amounts, at prices and on terms to be determined at the time of sale.
     Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.
     We may offer the securities from time to time through public or private transactions, directly or through underwriters, agents or dealers and in the case of our common stock, on or off the Nasdaq Global Market, at prevailing market prices or at privately negotiated prices. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters, agents, or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent, or dealer and any applicable fees, commissions, or discounts. The supplements to this prospectus will designate the terms of our plan of distribution.
     This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
     Our common stock is traded on the NASDAQ Global Market under the symbol “DUSA.” The last reported sale price of our common stock on May 14, 2008 was $2.22 per share.
     Based on the last reported sale price of our common stock on the NASDAQ Global Market on April 2, 2008 ($2.57), the aggregate market value of our outstanding common stock held by non-affiliates was approximately $61,317,571. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Investing in our securities involves a high degree of risk.
See Risk Factors beginning on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is     , 2008

ABOUT THIS PROSPECTUS
     This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. We may use this prospectus to offer and sell up to a total of $75,000,000 of our securities. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities offered. The supplement may also add, update or change information contained in this prospectus.
     The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference into the registration statement, contains additional information about the securities offered under this prospectus. That registration statement can be read at the SEC’s website or at the SEC offices mentioned below under the heading “Where You Can Find More Information” found on page 37. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Incorporation of Certain Documents by Reference” found on page 38.
     You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized anyone to provide you with information different from that which is contained in or incorporated by reference to this prospectus. We are offering to sell securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities.
     We will not use this prospectus to offer and sell securities unless it is accompanied by a supplement that more fully describes the securities being offered and the terms of the offering.

i

DUSA PHARMACEUTICALS, INC.
About DUSA
     DUSA is a vertically integrated dermatology company that is developing and marketing Levulan® PDT and other products for common skin conditions. Our currently marketed products include among others Levulan® Kerastick® 20% Topical Solution with photodynamic therapy, the BLU-U® brand light source, certain products acquired in the March 10, 2006 merger with Sirius Laboratories, Inc., including, Nicomide® and ClindaReach™.
     Historically, we devoted most of our resources to advancing the development and marketing of our Levulan® PDT/PD technology platform. In addition to our marketed products, our drug, Levulan® brand of aminolevulinic acid HCl, or ALA, in combination with light, has been studied in a broad range of medical conditions. When Levulan® is used and followed with exposure to light to treat a medical condition, it is known as Levulan® PDT. When Levulan® is used and followed with exposure to light to detect medical conditions, it is known as Levulan® photodetection, or Levulan® PD. Our Kerastick® is the proprietary applicator that delivers Levulan®.
     The Levulan® Kerastick® 20% Topical Solution with PDT and the BLU-U® brand light source were launched in the United States, or U.S., in September 2000 for the treatment of non-hyperkeratotic actinic keratoses, or AKs, of the face or scalp under a former dermatology collaboration. AKs are precancerous skin lesions caused by chronic sun exposure that can develop over time into a form of skin cancer called squamous cell carcinoma. In addition, in September 2003 we received clearance from the United States Food and Drug Administration, or FDA, to market the BLU-U® without Levulan® PDT for the treatment of moderate inflammatory acne vulgaris and general dermatological conditions.
     Sirius Laboratories, Inc., or Sirius, a dermatology specialty pharmaceuticals company, was founded in 2000 with a primary focus on the treatment of acne vulgaris and acne rosacea. Nicomide®, its key product, is an oral prescription vitamin supplement which targets the market for inflammatory skin conditions such as acne. The merger has allowed us to expand our product portfolio, capitalize on cross-selling and marketing opportunities, increase our sales force size, as well as provide a pipeline of potential new products, including ClindaReach™ which was launched in March 2007.
     We are responsible for manufacturing of our Levulan® Kerastick® and for the regulatory, sales, marketing, and customer service of our Levulan® Kerastick®, and other related product activities for all of our products. Our current objectives include increasing the sales of our products in the United States, Canada, Latin America and Korea, launching Levulan® with our partners in additional Latin American countries and Asia, continuing our efforts of exploring partnership opportunities for Levulan® PDT for dermatology in Europe and Japan and continuing our Levulan® PDT clinical development program for the moderate to severe acne indication.
     To further these objectives, we entered into a marketing and distribution agreement with Stiefel Laboratories, Inc. in January 2006 granting Stiefel an exclusive right to distribute the Levulan® Kerastick® in Mexico, Central and South America. On March 5, 2008, Stiefel notified us that the Brazilian authorities had published the final pricing for the product which is acceptable to Stiefel and to us. Stiefel launched the product in Brazil in April 2008. The product was launched in Argentina, Chile, Colombia and Mexico during the fourth quarter of 2007. Similarly, in January 2007, we entered into a marketing and distribution agreement with Daewoong Pharmaceutical Co., Ltd. and Daewoong’s wholly owned subsidiary, DNC Daewoong Derma & Plastic Surgery Network Company, together referred to as Daewoong, granting Daewoong exclusive rights to distribute the Levulan® Kerastick® in certain Asian countries. In the fourth quarter of 2007, the Korean Food and Drug Administration, approved Levulan® Kerastick® for PDT for the treatment of actinic keratosis, and Daewoong launched our product in Korea.
     We believe that issues related to reimbursement negatively impacted the economic competitiveness of our therapy with other AK therapies and hindered its adoption in the past. Though we believe that current Centers for Medicare and Medicaid Services reimbursement levels allow us to be competitive, we continue to support efforts to improve reimbursement levels to physicians. Most major private insurers have approved coverage for our AK therapy, however some private insurers still do not provide adequate coverage. When we learn of these issues, we educate the insurers and are often able to facilitate a change in their coverage policy. We believe that with potential future improvements, along with our education and marketing programs, a more widespread adoption of our therapy should occur over time.
     We are developing Levulan® PDT and PD under an exclusive worldwide license of patents and technology from PARTEQ Research and Development Innovations, the licensing arm of Queen’s University, Kingston, Ontario, Canada. We also own or license certain other patents relating to methods for using pharmaceutical formulations which contain our drug and related processes and improvements. In the United States, DUSA®, DUSA Pharmaceuticals, Inc.®, Levulan®, Kerastick®, BLU-U® Nicomide®, Nicomide-T®, Meted®, Psoriacap® and Psoriatec® are registered trademarks. Several of these trademarks are also registered in Europe, Australia, Canada, and in other parts of the world. Numerous other trademark applications are pending.
     As of March 31, 2008, we had an accumulated deficit of approximately $136,900,000. We cannot predict whether any of our products will achieve significant enough market acceptance or generate sufficient revenues to enable us to become profitable on a sustainable basis. We expect to continue to incur operating losses until sales of our products increase substantially. Achieving our goal of becoming a profitable operating company is dependent upon greater acceptance of our PDT therapy by the medical and consumer constituencies, increased sales of our products and other factors contained in this report and in the filings we make with the Securities and Exchange Commission, or SEC.
     As of March 31, 2008, we had a staff of 90 employees, including 4 part-time employees, as compared to 85 full-time employees, including 2 part-time employees at the end of 2006, who worked across all operating functions at DUSA.
     We were incorporated on February 21, 1991, under the laws of the State of New Jersey. Our principal executive offices are located at 25 Upton Drive, Wilmington, Massachusetts 01887, and our telephone number is (978) 657-7500. Unless the context otherwise requires, the terms “we,” “our,” “us” and “DUSA” refer to DUSA Pharmaceuticals, Inc., a New Jersey corporation.

RISK FACTORS
     Investing in our securities is very speculative and involves a high degree of risk. You should carefully consider and evaluate all of the information in, or incorporated by reference in, this prospectus. The following are among the risks we face related to our business, assets and operations. They are not the only ones we face. Any of these risks could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price of our common stock and you might lose all or part of your investment.
     This prospectus contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. We use words such as “anticipate,” “believe,” “expect,” “future,” and “intend” and similar expressions to identify forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the factors described below and elsewhere in this prospectus. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.
Risks Related To DUSA
We Are Not Currently Profitable And May Not Be Profitable In The Future Unless We Can Successfully Market And Sell Significantly Higher Quantities Of Our Products.
If Product Sales Do Not Increase Significantly, We May Not Be Able To Advance Development Of Our Other Potential Products As Quickly As We Would Like To, Which Would Delay The Approval Process And Marketing Of New Potential Products.
     If we do not generate sufficient revenues from our approved products, we may be forced to delay or abandon some or all of our product development programs. The pharmaceutical development and commercialization process is time consuming and costly, and any delays might result in higher costs which could adversely affect our financial condition. Without sufficient product sales, we would need alternative sources of funding. There is no guarantee that adequate funding sources could be found to continue the development of all our potential products. We might be required to commit substantially greater capital than we have available to research and development of such products and we may not have sufficient funds to complete all or any of our development programs, including our acne program.
Nicomide® Will Likely Lose Significant Market Share If Another Generic Product Enters the Market And Our Ability To Become Profitable Will Be More Difficult.
     In March 2006, we acquired Nicomide® in connection with our merger with Sirius Laboratories, Inc. Shortly after the closing of the merger, we became engaged in patent litigation with River’s Edge Pharmaceuticals, LLC, or River’s Edge, a company that launched a niacinamide-based product in competition with our Nicomide® product. River’s Edge had also requested that the United States Patent and Trademark Office reexamine the Nicomide® patent claiming that it is invalid. Nicomide® sales were adversely impacted throughout the litigation process and had a material negative impact on our revenues, results of operations and liquidity. On October 28, 2007, we entered into a settlement agreement and mutual release, or settlement agreement, to dismiss the lawsuit. On March 6, 2008, the USPTO vacated the reexamination.
     We are aware that another manufacturer has listed a niacinamide product in various drug databases as a substitute for Nicomide® and have been informed that other companies may be making plans to launch a substitutable niacinamide product. If that should occur, our revenues from sales of Nicomide® will decrease, perhaps permanently, and our ability to become profitable will be more difficult.

Any Failure To Comply With Ongoing Governmental Regulations In The United States And Elsewhere Will Limit Our Ability To Market Our Products and Become Profitable.
     The manufacture and marketing of our products are subject to continuing FDA review as well as comprehensive regulation by the FDA and by state and local regulatory authorities. These laws require, among other things:
•	approval of manufacturing facilities, including adherence to good manufacturing and laboratory practices during production and storage,

•	controlled research and testing of some of these products even after approval, and

•	control of marketing activities, including advertising and labeling.
If we, or any of our contract manufacturers, fail to comply with these requirements, we may be limited in the jurisdictions in which we are permitted to sell our products. Additionally, if we or our manufacturers fail to comply with applicable regulatory approval requirements, a regulatory agency may also:
•	send warning letters, as recently received by the manufacturer of our BLU-U®,

•	impose fines and other civil penalties on us,

•	seize our products,

•	suspend our regulatory approvals,

•	cease the manufacture of our products, as Actavis Totowa is doing with Nicomide®,

•	refuse to approve pending applications or supplements to approved applications filed by us,

•	refuse to permit exports of our products from the United States,

•	require us to recall products,

•	require us to notify physicians of labeling changes and/or product related problems,

•	impose restrictions on our operations, and/or

•	criminally prosecute us.
We and our manufacturers must continue to comply with cGMP and Quality System Regulation, or QSR, and equivalent foreign regulatory requirements. The cGMP requirements govern quality control and documentation policies and procedures. In complying with cGMP and foreign regulatory requirements, we and our third-party manufacturers will be obligated to expend time, money and effort in production, record keeping and quality control to assure that our products meet applicable specifications and other requirements.
     Certain of the products acquired in connection with the Sirius merger must meet certain minimum manufacturing and labeling standards established by the FDA and applicable to products marketed without approved marketing applications including Nicomide®. The FDA regulates such products under its marketed unapproved drugs compliance policy guide entitled, “Marketed New Drugs without Approved NDAs or ANDAs.” Under this policy, the FDA recognizes that certain unapproved products, based on the introduction date of their active ingredients and the lack of safety concerns, have been marketed for many years and, at this time, will not be the subject of any enforcement action. The FDA has recently taken a more proactive role and is strongly encouraging manufacturers of such products to submit applications to obtain marketing approval and we have begun discussions with the FDA to begin that process. The FDA’s enforcement discretion policy does not apply to drugs or firms that may be in violation of regulatory requirements other than preapproval submission requirements and the FDA may bring an action against a drug or a firm when the FDA concludes that such other violations exist. The contract manufacturer of Nicomide® has received notice that the FDA considers prescription dietary supplements to be unapproved new drugs that are misbranded and that cannot be legally marketed, and has received notice that the FDA believes Nicomide® could not be marketed as a dietary supplement with its current labeling. In April 2008, our contract manufacturer of Nicomide® informed us that they will cease manufacturing Nicomide® due to their continuing discussions with the U.S. Food and Drug Administration. We have inventory supplies of Nicomide®, either in the distribution channel or at wholesalers, to last approximately 6 months at current sales levels. We are evaluating alternative manufacturing, labeling and distribution strategies in order to maintain Nicomide® on the market, but we could experience a back-order situation if a replacement manufacturer is not available in time to meet our supply needs. We may be required to make certain labeling changes and market Nicomide® as an over-the-counter product or as a dietary supplement under applicable legislation, or withdraw the product from the market, unless and until we submit a marketing application and obtain FDA marketing approval. Action by the FDA could have a material impact on our Non-PDT Drug Product revenues. Label changes eliminating claims of certain medicinal benefits would make it more difficult to market these products and could therefore, negatively affect our revenues and profits.
     Manufacturing facilities are subject to ongoing periodic inspection by the FDA, including unannounced inspections. We cannot guarantee that our third-party supply sources, or our own Kerastick® facility, will continue to meet all applicable FDA regulations. If we, or any of our manufacturers, including without limitation, the manufacturer of the BLU-U®, who has received warning letters from the FDA, fail to maintain compliance with FDA regulatory requirements, it would be time consuming and costly to remedy the problem(s) or to qualify other sources. These consequences could have a significant adverse effect on our financial condition and operations. As part of our FDA approval for the Levulan® Kerastick® for AK, we were required to conduct two Phase IV follow-up studies. We successfully completed the first study; and submitted our final report on the second study to the FDA in January 2004. The FDA could request additional information and/or studies. Additionally, if previously unknown problems with the product, a manufacturer or its facility are discovered in the future, changes in product labeling restrictions or withdrawal of the product from the market may occur. Any such problems could affect our ability to become profitable.
Patent Litigation Is Expensive And We May Not Be Able To Afford The Costs.
     The costs of litigation or any proceeding relating to our intellectual property rights could be substantial even if resolved in our favor. Some of our competitors have far greater resources than we do and may be better able to afford the costs of complex patent litigation. For example, third-parties may infringe one or more of our patents, and cause us to spend significant resources to enforce our patent rights. Also, in a lawsuit against a third-party for infringement of our patents in the United States, that third-party may challenge the validity of our patent(s). We cannot guarantee that a third-party will not claim, with or without merit, that our patents are not valid or that we have infringed their patent(s) or misappropriated their proprietary material. Defending these types of legal actions involve considerable expense and could negatively affect our financial results.
     Additionally, if a third-party were to file a United States patent application in the United States, or be issued a patent claiming technology also claimed by us in a pending United States application(s), we may be required to participate in interference proceedings in the United States Patent and Trademark Office to determine the priority of the invention. A third-party could also request the declaration of a patent interference between one of our issued United States patents and one of its patent applications. Any interference proceedings likely would require participation by us and/or PARTEQ, could involve substantial legal fees and result in a loss or lessening of our patent protection.
If We Are Unable To Obtain The Necessary Capital To Fund Our Operations, We Will Have To Delay Our Development Programs And May Not Be Able To Complete Our Clinical Trials.
     While we recently completed a private placement raising net proceeds of approximately $10.3 million in October 2007, we may need substantial additional funds to fully develop, manufacture, market and sell our other potential products. We may obtain funds through other public or private financings, including equity financing, and/or through collaborative arrangements. We cannot predict whether any additional financing will be available at all or on acceptable terms. Depending on the extent of available funding, we may delay, reduce in scope or eliminate some of our research and development programs. We may also choose to license rights to third parties to commercialize products or technologies that we would otherwise have attempted to develop and commercialize on our own which could reduce our potential revenues.
     The availability of additional capital to us is uncertain. There can be no assurance that additional funding will be available to us on favorable terms, if at all. Any equity financing, if needed, would likely result in dilution to our existing shareholders and debt financing, if available, would likely involve significant cash payment obligations and include restrictive covenants that restrict our ability to operate our business. Failure to raise capital if needed could materially adversely impact our business, our financial condition, results of operations and cash flows.
Since We Now Operate The Only FDA Approved Manufacturing Facility For The Kerastick® And Continue To Rely Heavily On Sole Suppliers For The Manufacture Of Levulan®, The BLU-U®, Nicomide ® , Meted® , Psoriacap® And Psoriatec ®, Any Supply Or Manufacturing Problems Could Negatively Impact Our Sales.
     If we experience problems producing Levulan® Kerastick® units in our facility, or if any of our contract suppliers fail to supply our requirements for products, our business, financial condition and results of operations would suffer. Although we have received approval by the FDA to manufacture the BLU-U® and the Levulan® Kerastick® in our Wilmington, Massachusetts facility, at this time, with respect to the BLU-U®, we expect to utilize our own facility only as a back-up to our current third party manufacturer or for repairs unless we decide to manufacture in light of FDA’s warning letter to our BLU-U® manufacturer.
     Nicomide® is the key product we acquired from Sirius in connection with our merger completed in March, 2006. Nicomide® is an oral prescription vitamin supplement. The FDA has notified the manufacturer that the FDA believes that Nicomide® could not be marketed as a dietary supplement with its current labeling. The FDA regulates such products under the compliance policy guide described above entitled, “Marketed New Drugs without Approved NDAs or ANDAs.” In April 2008, we were notified by our contract manufacturer of Nicomide® that they will cease manufacturing Nicomide® due to their continuing discussions with the U.S. Food and Drug Administration. We have inventory supplies of Nicomide®, either in the distribution channel or at wholesalers, to last approximately 6 months at current sales levels. We are evaluating alternative manufacturing, labeling and distribution strategies in order to maintain Nicomide® on the market, but we could experience a back-order situation if a replacement manufacturer is not available in time to meet our supply needs.
     Manufacturers and their subcontractors often encounter difficulties when commercial quantities of products are manufactured for the first time, or large quantities of products are manufactured, including problems involving:
•	product yields,

•	quality control,

•	component and service availability,

•	compliance with FDA regulations, and

•	the need for further FDA approval if manufacturers make material changes to manufacturing processes and/or facilities.
We cannot guarantee that problems will not arise with production yields, costs or quality as we and our suppliers manufacture our products. Any manufacturing problems could delay or limit our supplies which would hinder our marketing and sales efforts. If our facility, any facility of our contract manufacturers, or any equipment in those facilities is damaged or destroyed, we may not be able to quickly or inexpensively replace it. Likewise, if there are any quality or supply problems with any components or materials needed to manufacturer our products, we may not be able to quickly remedy the problem(s). Any of these problems could cause our sales to suffer.

We Have Only Limited Experience Marketing And Selling Pharmaceutical Products And, As A Result, Our Revenues From Product Sales May Suffer.
     If we are unable to successfully market and sell sufficient quantities of our products, revenues from product sales will be lower than anticipated and our financial condition may be adversely affected. We are responsible for marketing our products in the United States and the rest of the world, except Canada, Latin America and parts of Asia, where we have distributors. We are doing so without the experience of having marketed pharmaceutical products prior to 2000. In October 2003, DUSA began hiring a small direct sales force and we increased the size of our sales force to market our products in the United States. If our sales and marketing efforts fail, then sales of the Levulan® Kerastick®, the BLU-U®, Nicomide® and other products will be adversely affected.
The Commercial Success Of Any Products That We May Develop Will Depend Upon The Degree Of Market Acceptance Of Our Products Among Physicians, Patients, Health Care Payors, Private Health Insurers And The Medical Community.
     Our ability to commercialize any products that we may develop will be highly dependent upon the extent to which these products gain market acceptance among physicians, patients, health care payors, such as Medicare and Medicaid, private health insurers, including managed care organizations and group purchasing organizations, and the medical community. If these products do not achieve an adequate level of acceptance, we may not generate material product revenues, and we may not become profitable. The degree of market acceptance of our product candidates, if approved for commercial sale, will depend on a number of factors, including:
•	the effectiveness, or perceived effectiveness, of our products in comparison to competing products;

•	the existence of any significant side effects, as well as their severity in comparison to any competing products;

•	potential advantages over alternative treatments;

•	the ability to offer our products for sale at competitive prices;

•	relative convenience and ease of administration;

•	the strength of marketing and distribution support; and

•	sufficient third-party coverage or reimbursement.
If We Cannot Improve Physician Reimbursement And/Or Convince More Private Insurance Carriers To Adequately Reimburse Physicians For Our Product Sales May Suffer.
     Without adequate levels of reimbursement by government health care programs and private health insurers, the market for our Levulan® Kerastick® for AK therapy will be limited. While we continue to support efforts to improve reimbursement levels to physicians and are working with the major private insurance carriers to improve coverage for our therapy, if our efforts are not successful, a broader adoption of our therapy and sales of our products could be negatively impacted. Although positive reimbursement changes related to AK were made in 2005, 2007 and again in 2008, some physicians still believe that reimbursement levels do not fully reflect the required efforts to routinely execute our therapy in their practices.
     If insurance companies do not cover, or stop covering products which are covered, including Nicomide®, our sales could be dramatically reduced.
We Have Significant Losses And Anticipate Continued Losses
     We have a history of operating losses. We expect to have continued losses until sales of our products increase substantially. We incurred net losses of $1,284,000 and $3,371,000 for the three-month periods ended

March 31, 2008 and 2007, respectively, and $14,714,000 and $31,350,000 for the years ended December 31, 2007 and 2006, respectively. As of March 31, 2008, our accumulated deficit was approximately $136,900,000. We cannot predict whether any of our products will achieve significant enough market acceptance or generate sufficient revenues to enable us to become profitable on a sustainable basis.
We Have Limited Patent Protection, And If We Are Unable To Protect Our Proprietary Rights, Competitors Might Be Able To Develop Similar Products To Compete With Our Products And Technology.
     Our ability to compete successfully depends, in part, on our ability to defend patents that have issued, obtain new patents, protect trade secrets and operate without infringing the proprietary rights of others. We have no compound patent protection for our Levulan® brand of the compound ALA. Our basic ALA patents are for methods of detecting and treating various diseased tissues using ALA (or related compounds called precursors), in combination with light. We own or exclusively license ALA patents and patent applications related to the following:
•	methods of using ALA and its unique physical forms in combination with light,

•	compositions and apparatus for those methods, and

•	unique physical forms of ALA.
We have limited ALA patent protection outside the United States, which may make it easier for third-parties to compete there. Our basic method of treatment patents and applications have counterparts in only six foreign countries, and certain countries under the European Patent Convention. Even where we have patent protection, there is no guarantee that we will be able to enforce our patents. Additionally, enforcement of a given patent may not be practicable or an economically viable alternative.
     Some of the indications for which we may develop PDT therapies may not be covered by the claims in any of our existing patents. Even with the issuance of additional patents to DUSA, other parties are free to develop other uses of ALA, including medical uses, and to market ALA for such uses, assuming that they have obtained appropriate regulatory marketing approvals. ALA in the chemical form has been commercially supplied for decades, and is not itself subject to patent protection. There are reports of third-parties conducting clinical studies with ALA in countries outside the United States where PARTEQ, the licensor of our ALA patents, does not have patent protection. In addition, a number of third-parties are seeking patents for uses of ALA not covered by our patents. These other uses, whether patented or not, and the commercial availability of ALA, could limit the scope of our future operations because ALA products could come on the market which would not infringe our patents but would compete with our Levulan® products even though they are marketed for different uses.
     Nicomide® is covered by a United States patent which issued in December 2005. River’s Edge Pharmaceuticals, LLC filed an application with the USPTO for the reexamination of the patent which was vacated by the USPTO on March 6, 2008. On October 28, 2007, we entered into a settlement agreement and mutual release to dismiss the lawsuit brought by DUSA against River’s Edge, asserting a number of claims arising out of River’s Edge’s alleged infringement of U.S. Patent No. 6,979,468 under which DUSA has marketed, distributed and sold Nicomide®. Under the terms of the settlement agreement, River’s Edge unconditionally acknowledges the validity and enforceability of the Nicomide® patent. Other companies may launch substitutable niacinamide products which may cause us to again consider litigation and the validity of the Nicomide® patent could be tested again. Also, new products have been launched that are competing with Nicomide®. These events could cause us to lose significant revenues and put our ability to be profitable at risk.
     Furthermore, PhotoCure received FDA approval to market Metvixia® for treatment of AKs in July 2004 and this product, which would be directly competitive with our Levulan® Kerastick® product, could be launched at any time. While we are entitled to royalties from PhotoCure on its net sales of Metvixia®, this product which will be marketed in the U.S. by a large dermatology company, may adversely affect our ability to maintain or increase our Levulan® market.

     While we attempt to protect our proprietary information as trade secrets through agreements with each employee, licensing partner, consultant, university, pharmaceutical company and agent, we cannot guarantee that these agreements will provide effective protection for our proprietary information. It is possible that:
•	these persons or entities might breach the agreements,

•	we might not have adequate remedies for a breach, and/or

•	our competitors will independently develop or otherwise discover our trade secrets;
all of which could negatively impact our ability to be profitable.
We Have Only Three Therapies That Have Received Regulatory Approval Or Clearance, And We Cannot Predict Whether We Will Ever Develop Or Commercialize Any Other Levulan ® Products.
Our Potential Products Are In Early Stages Of Development And May Never Result In Any Commercially Successful Products.
     To be profitable, we must successfully research, develop, obtain regulatory approval for, manufacture, introduce, market and distribute our products. Except for Levulan® PDT for AKs, the BLU-U® for acne, the ClindaReach™ pledget and the currently marketed products we acquired in our merger with Sirius, all of our other potential Levulan® and other potential product candidates are at an early stage of development and subject to the risks of failure inherent in the development of new pharmaceutical products and products based on new technologies. These risks include:
•	delays in product development, clinical testing or manufacturing,

•	unplanned expenditures in product development, clinical testing or manufacturing,

•	failure in clinical trials or failure to receive regulatory approvals,

•	emergence of superior or equivalent products,

•	inability to market products due to third-party proprietary rights, and

•	failure to achieve market acceptance.
We cannot predict how long the development of our investigational stage products will take or whether they will be medically effective. We cannot be sure that a successful market will continue to develop for our Levulan® drug technology.
We Must Receive Separate Approval For Each Of Our Potential Products Before We Can Sell Them Commercially In The United States Or Abroad.
     All of our potential Levulan® products will require the approval of the FDA before they can be marketed in the United States. If we fail to obtain the required approvals (as we did for the product we were developing with Altana) for these products our revenues will be limited. Before an application to the FDA seeking approval to market a new drug, called an NDA, can be filed, a product must undergo, among other things, extensive animal testing and human clinical trials. The process of obtaining FDA approvals can be lengthy, costly, and time-consuming. Following the acceptance of an NDA, the time required for regulatory approval can vary and is usually one to three years or more. The FDA may require additional animal studies and/or human clinical trials before granting approval. Our Levulan® PDT products are based on relatively new technology. To the best of our knowledge, the FDA has approved only three drugs for use in photodynamic therapy, including Levulan®. This factor may lengthen the approval process. We face much trial and error and we may fail at numerous stages along the way.

     We cannot predict whether we will obtain approval for any of our potential products. Data obtained from preclinical testing and clinical trials can be susceptible to varying interpretations which could delay, limit or prevent regulatory approvals. Future clinical trials may not show that Levulan® PDT or photodetection, known as PD, is safe and effective for any new use we are studying, including our ongoing Phase II acne study. In addition, delays or disapprovals may be encountered based upon additional governmental regulation resulting from future legislation or administrative action or changes in FDA policy. During September 2005, the FDA issued guidance for the pharmaceutical industry regarding the development of new drugs for acne vulgaris treatment. We have received comments on our acne development program from the FDA statistical reviewer assigned to our investigational new drug application or IND. In this letter, the reviewer stated concern about whether we will have sufficient data to select an appropriate dosing regimen for Phase III trials. We believe that we have the data to indicate that sufficient drug dose ranging has been done; however, if the FDA does not accept our rationale, additional clinical trials and/or formulation development work may be required for the acne development program, which may extend the expected development time lines for such program. The FDA may issue additional guidance in the future, which may result on additional costs and delays. We must also obtain foreign regulatory clearances before we can market any potential products in foreign markets. The foreign regulatory approval process includes all of the risks associated with obtaining FDA marketing approval and may impose substantial additional costs.
     Certain of the products acquired in connection with the Sirius merger must meet certain minimum manufacturing and labeling standards established by the FDA and applicable to products marketed without approved marketing applications, including Nicomide®. The FDA regulates such products under its marketed unapproved drugs compliance policy guide entitled, “Marketed New Drugs without Approved NDAs or ANDAs.” Under this policy, the FDA recognizes that certain unapproved products, based on the introduction date of their active ingredients and the lack of safety concerns, have been marketed for many years and, at this time, will not be the subject of any enforcement action. The FDA has recently taken a more proactive role and is strongly encouraging manufacturers of such products to submit applications to obtain marketing approval and we have begun discussions with the FDA to begin that process. The FDA’s enforcement discretion policy does not apply to drugs or firms that may be in violation of regulatory requirements other than preapproval submission requirements and the FDA may bring an action against a drug or a firm when the FDA concludes that such other violations exist. The contract manufacturer of Nicomide® received notice that the FDA considers prescription dietary supplements to be unapproved new drugs that are misbranded and that cannot be legally marketed, and has received notice that the FDA believes Nicomide® could not be marketed as a dietary supplement with its current labeling. In April 2008, we were notified by the contract manufacturer of Nicomide® that they will cease manufacturing Nicomide® due to their continuing discussions with the U.S. Food and Drug Administration. We have inventory supplies of Nicomide®, either in the distribution channel or at wholesalers, to last approximately 6 months at current sales levels. We are evaluating alternative manufacturing, labeling and distribution strategies in order to maintain Nicomide® on the market, but we could experience a back-order situation if a replacement manufacturer is not available in time to meet our supply needs. We may be required to make certain labeling changes and market Nicomide® as an over-the-counter product or as a dietary supplement under applicable legislation, or withdraw the product from the market, unless and until we submit a marketing application and obtain FDA marketing approval. If FDA takes action against Nicomide, or other unapproved marketed drugs we sell which we acquired from Sirius, our revenues will be significantly negatively impacted.
Because Of The Nature Of Our Business, The Loss Of Key Members Of Our Management Team Could Delay Achievement Of Our Goals.
     We are a small company with only 90 employees, including 4 part-time employees, as of March 31, 2008. We are highly dependent on several key officer/employees with specialized scientific and technical skills without whom our business, financial condition and results of operations would suffer, especially in the photodynamic therapy portion of our business. The photodynamic therapy industry is still quite small and the number of experts is limited. The loss of these key employees could cause significant delays in achievement of our business and research goals since very few people with their expertise could be hired. Our growth and future success will depend, in large part, on the continued contributions of these key individuals as well as our ability to motivate and retain other qualified personnel in our specialty drug and light device areas.

Collaborations With Outside Scientists May Be Subject To Restriction And Change.
     We work with scientific and clinical advisors and collaborators at academic and other institutions that assist us in our research and development efforts. These scientists and advisors are not our employees and may have other commitments that limit their availability to us. Although our advisors and collaborators generally agree not to do competing work, if a conflict of interest between their work for us and their work for another entity arises, we may lose their services. In addition, although our advisors and collaborators sign agreements not to disclose our confidential information, it is possible that valuable proprietary knowledge may become publicly known through them.
Risks Related To Our Industry
Product Liability And Other Claims Against Us May Reduce Demand For Our Products Or Result In Damages.
We Are Subject To Risk From Potential Product Liability Lawsuits Which Could Negatively Affect Our Business.
     The development, manufacture and sale of medical products expose us to product liability claims related to the use or misuse of our products. Product liability claims can be expensive to defend and may result in significant judgments against us. A successful claim in excess of our insurance coverage could materially harm our business, financial condition and results of operations. Additionally, we cannot guarantee that continued product liability insurance coverage will be available in the future at acceptable costs. If the cost is too high, we may have to self-insure.
Our Business Involves Environmental Risks And We May Incur Significant Costs Complying With Environmental Laws And Regulations.
     We have used various hazardous materials, such as mercury in fluorescent tubes in our research and development activities. We are subject to federal, state and local laws and regulations which govern the use, manufacture, storage, handling and disposal of hazardous materials and specific waste products. Now that we have established our own production line for the manufacture of the Kerastick®, we are subject to additional environmental laws and regulations. We believe that we are in compliance in all material respects with currently applicable environmental laws and regulations. However, we cannot guarantee that we will not incur significant costs to comply with environmental laws and regulations in the future. We also cannot guarantee that current or future environmental laws or regulations will not materially adversely affect our operations, business or assets. In addition, although we believe our safety procedures for handling and disposing of these materials comply with federal, state and local laws and regulations, we cannot completely eliminate the risk of accidental contamination or injury from these materials. In the event of such an accident, we could be held liable for any resulting damages, and this liability could exceed our resources.
We May Not Be Able To Compete Against Traditional Treatment Methods Or Keep Up With Rapid Changes In The Biotechnology And Pharmaceutical Industries That Could Make Some Or All Of Our Products Non-Competitive Or Obsolete.
Competing Products And Technologies Based On Traditional Treatment Methods May Make Some Or All Of Our Programs Or Potential Products Noncompetitive Or Obsolete.
     Well-known pharmaceutical, biotechnology and medical device companies are marketing well-established therapies for the treatment of many of the same conditions that we are seeking to treat, including AKs, acne and rosacea. Doctors may prefer to use familiar methods, rather than trying our products. Reimbursement issues affect the economic competitiveness of our products as compared to other more traditional therapies.
     Many companies are also seeking to develop new products and technologies, and receiving approval for medical conditions for which we are developing treatments. Our industry is subject to rapid, unpredictable and significant technological change. Competition is intense. Our competitors may succeed in developing products that are safer or more effective than ours. Many of our competitors have substantially greater financial, technical and marketing resources than we have. In addition, several of these companies have significantly greater experience than we do in developing products, conducting preclinical and clinical testing and obtaining regulatory approvals to market products for health care.
     We cannot guarantee that new drugs or future developments in drug technologies will not have a material adverse effect on our business. Increased competition could result in:
•	price reductions,

•	lower levels of third-party reimbursements,

•	failure to achieve market acceptance, and

•	loss of market share, any of which could adversely affect our business. Further, we cannot give any assurance that developments by our competitors or future competitors will not render our technology obsolete.
     On May 30, 2006, we entered into a patent license agreement with PhotoCure ASA whereby DUSA granted a non-exclusive license to PhotoCure under the patents DUSA licenses from PARTEQ, for esters of ALA. Furthermore, DUSA granted a non-exclusive license to PhotoCure for its existing formulations of its Hexvix® and Metvix® (known in the United States as Metvixia®) products for any DUSA patents that may issue or be licensed by DUSA in the future. PhotoCure received FDA approval to market Metvixia for treatment of AKs in July 2004 and it would be directly competitive with our Levulan® Kerastick® product should PhotoCure decide to begin marketing this product. While we are entitled to royalties from PhotoCure on its net sales of Metvixia, this product, which will be marketed in the U.S. by a large dermatology company which may start to market Metvixia at any time, would adversely affect our ability to maintain or increase our market.
We Have Learned That Some Compounding Pharmacies Are Producing A Form Of Aminolevulinic Acid Hcl And Are Marketing It To The Medical Community.
     We are aware that there are compounding pharmacies that market compounded versions of aminolevulinic acid HCl as an alternative to our Levulan® product. Since December 2004, we have filed lawsuits against compounding pharmacies, chemical suppliers and a light device company and several physicians alleging violations of the Lanham Act for false advertising and trademark infringement, and of United States patent law. All of the lawsuits have been settled or ended favorably to us. While we believe that certain actions of compounding pharmacies and others go beyond the activities which are permitted under the Food, Drug and Cosmetic Act and have advised the FDA and local health authorities of our concerns, we cannot be certain that our legal strategy will be successful in curbing the practices of these companies or that regulatory authorities will intervene to stop their activities. In addition, there may be other compounding pharmacies which are following FDA guidelines, or others conducting illegal activities of which we are not aware, which may be negatively impacting our sales revenues.
Generic Manufacturers May Launch Products at Risk of Patent Infringement.
     We are aware that another manufacturer has listed a niacinamide product in various drug databases and we have been informed that other companies are making plans to launch a substitutable niacinamide product to complete with Nicomide®. If manufacturers, like River’s Edge, launch products to compete with Nicomide® in spite of our patent position, these manufacturers would likely erode our market and negatively impact our sales revenues, liquidity and operations.

Our Competitors In The Biotechnology And Pharmaceutical Industries May Have Better Products, Manufacturing Capabilities Or Marketing Expertise.
     We are aware of several companies commercializing and/or conducting research with ALA or ALA-related compounds, including: medac GmbH and photonamic GmbH & Co. KG (Germany); Biofrontera, PhotoTherapeutics, Inc. (U.K.) and PhotoCure ASA (Norway) which entered into a marketing agreement with Galderma S.A. for countries outside of Nordic countries for certain dermatology indications. We also anticipate that we will face increased competition as the scientific development of PDT and PD advances and new companies enter our markets. Several companies are developing PDT agents other than Levulan®. These include: QLT Inc. (Canada); Axcan Pharma Inc. (U.S.); Miravant, Inc. (U.S.); and Pharmacyclics, Inc. (U.S.). There are many pharmaceutical companies that compete with us in the field of dermatology, particularly in the acne and rosacea markets.
     PhotoCure has received marketing approval of its ALA precursor (ALA methyl-ester) compound for PDT treatment of AKs and basal cell carcinoma in the European Union, New Zealand, Australia and countries in Scandinavia. PhotoCure’s marketing partner, a large dermatology company, could begin to market its product in direct competition with Levulan® in the U.S., at any time, under the terms of our patent license agreement and we may lose market share.
     Axcan Pharma Inc. has received FDA approval for the use of its product, PHOTOFRIN®, for PDT in the treatment of high grade dysplasia associated with Barrett’s Esophagus. Axcan is the first company to market a PDT therapy for this indication for which we designed our proprietary sheath device and have conducted pilot clinical trials.
     We expect that our principal methods of competition with other PDT products will be based upon such factors as:
•	the ease of administration of our method of PDT,

•	the degree of generalized skin sensitivity to light,

•	the number of required doses,

•	the selectivity of our drug for the target lesion or tissue of interest, and

•	the type and cost of our light systems.
     Our primary competition in the acne and rosacea markets include oral and topical antibiotics, other topical prescription and over-the-counter products, as well as various laser and non-laser light treatments. The market is highly competitive and other large and small companies have more experience than we do which could make it difficult for us to penetrate the market. We are also aware of new products that were launched recently which will compete with Nicomide® which could negatively impact our market share. The entry of new products from time to time would likely cause us to lose market share.
Risks Related To Our Stock
If The Shares Of Common Stock Held By Former Sirius Shareholders Or Our New Investors Are Sold, The Price Of Our Shares Could Become Depressed.
     All of the shares of DUSA’s common stock which were issued to the former Sirius shareholders were subject to a lock-up provision under the terms of the merger agreement. On March 10, 2007, the lock-up provision on 1,380,151 shares was lifted and the lock-up on the remaining 1,016,094 shares was lifted on March 10, 2008. These shares have been registered and are freely tradable. In addition, in October 2007 we privately placed 4,581,043 shares of DUSA’s common stock with several investors. These shares have been registered and are freely tradable. If any of these shareholders decide to sell their shares, the price of our common stock on NASDAQ could be depressed.

If Outstanding Options, Warrants And Rights Are Converted, The Value Of Those Shares Of Common Stock Outstanding Just Prior To The Conversion Will Be Diluted.
     As of May 6, 2008, there were outstanding options and warrants to purchase 4,214,009 shares of common stock, with exercise prices ranging from $1.60 to $31.00 per share, and from $2.85 to $6.00 per share, respectively. The holders of the options and warrants have the opportunity to profit if the market price for the common stock exceeds the exercise price of their respective securities, without assuming the risk of ownership. The holders are likely to exercise their securities when we would probably be able to raise capital from the public on terms more favorable than those provided in these securities.
Our Results Of Operations And General Market Conditions For Specialty Pharmaceutical And Biotechnology Stocks Could Result In Sudden Changes In The Market Value Of Our Stock.
     The price of our common stock has been highly volatile. These fluctuations create a greater risk of capital losses for our shareholders as compared to less volatile stocks. From January 1, 2007 to May 6, 2008, the price of our stock has ranged from a low of $1.63 to a high of $11.12. Factors that contributed to the volatility of our stock during this period included:
•	quarterly levels of product sales;

•	clinical trial results;

•	general market conditions;

•	patent litigation;

•	increased marketing activities or press releases; and

•	changes in third-party payor reimbursement for our therapy.
The significant general market volatility in similar stage pharmaceutical and biotechnology companies made the market price of our common stock even more volatile.
Significant Fluctuations In Orders For Our Products, On A Monthly And Quarterly Basis, Are Common Based On External Factors And Sales Promotion Activities. These Fluctuations Could Increase The Volatility Of Our Stock Price.
     The price of our common stock may be affected by the amount of quarterly shipments of our products to end-users. Since our PDT products are still in the early stages of adoption, and sales volumes are still low, a number of factors could affect product sales levels and growth rates in any period. These could include the level of penetration of new markets outside of the United States, the timing of medical conferences, sales promotion activities, and large volume purchases by our higher usage customers. In addition, seasonal fluctuations in the number of patients seeking treatment at various times during the year could impact sales volumes. These factors could, in turn, affect the volatility of our stock price.
Effecting A Change Of Control Of DUSA Would Be Difficult, Which May Discourage Offers For Shares Of Our Common Stock.
     Our certificate of incorporation authorizes the board of directors to issue up to 100,000,000 shares of stock, 40,000,000 of which are common stock. The board of directors has the authority to determine the price, rights, preferences and privileges, including voting rights, of the remaining 60,000,000 shares without any further vote or action by the shareholders. The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future.

     On September 27, 2002, we adopted a shareholder rights plan at a special meeting of DUSA’s board of directors. The rights plan could discourage, delay or prevent a person or group from acquiring 15% or more of our common stock, thereby limiting, perhaps, the ability of our shareholders to benefit from such a transaction.
     The rights plan provides for the distribution of one right as a dividend for each outstanding share of our common stock to holders of record as of October 10, 2002. Each right entitles the registered holder to purchase one one-thousandths of a share of preferred stock at an exercise price of $37.00 per right. The rights will be exercisable subsequent to the date that a person or group either has acquired, obtained the right to acquire, or commences or discloses an intention to commence a tender offer to acquire, 15% or more of our outstanding common stock or if a person or group is declared an “Adverse Person”, as such term is defined in the rights plan. The rights may be redeemed by DUSA at a redemption price of one one-hundredth of a cent per right until ten days following the date the person or group acquires, or discloses an intention to acquire, 15% or more, as the case may be, of DUSA, or until such later date as may be determined by the our board of directors.
     Under the rights plan, if a person or group acquires the threshold amount of common stock, all holders of rights (other than the acquiring person or group) may, upon payment of the purchase price then in effect, purchase shares of common stock of DUSA having a value of twice the purchase price. In the event that we are involved in a merger or other similar transaction where DUSA is not the surviving corporation, all holders of rights (other than the acquiring person or group) shall be entitled, upon payment of the purchase price then in effect, to purchase common stock of the surviving corporation having a value of twice the purchase price. The rights will expire on October 10, 2012, unless previously redeemed. Our board of directors has also adopted certain amendments to DUSA’s certificate of incorporation consistent with the terms of the rights plan.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS
     This prospectus includes or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included or incorporated in this prospectus, particularly under the heading “Risk Factors”, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.
     You should not unduly rely on forward-looking statements contained or incorporated by reference in this prospectus. Actual results or outcomes may differ materially from those predicted in our forward-looking statements due to the risks and uncertainties inherent in our business, including, without limitation, statements regarding our strategies and core objectives for 2008, the results of our integration of Sirius Laboratories, Inc. with our business and matters relating thereto, our expectations concerning the introduction of generic substitutes for Nicomide® and such products’ impact on sales of Nicomide®, our use of estimates and assumptions in the preparation of our financial statements and policies and impact on us of the adoption of certain accounting standards, the impact of compounding pharmacies, beliefs regarding estimates, management’s beliefs regarding the unique nature of Levulan® and its use and potential use, expectations regarding the timing of results of clinical trials, future development of Levulan® and our other products and other potential indications, statements regarding the manufacture of Nicomide® in the future, beliefs concerning manufacture of the BLU-U®, intention to pursue licensing, marketing, co-promotion, collaboration or acquisition opportunities, status of clinical programs for all other indications and beliefs regarding potential efficacy and marketing, our beliefs regarding the safety, simplicity, reliability and cost-effectiveness of certain light sources, our expectations regarding other product launches in Brazil and other territories, expectations regarding additional market expansion, expectations for commercialization of Levulan® Kerastick® in Asian countries and a distribution agreement for Japan, expectations regarding the marketing and distribution of Levulan® Kerastick® by Daewoong Pharmaceutical Co., Ltd. and Stiefel Laboratories, Inc., beliefs regarding the clinical benefit of Levulan® PDT for acne and other indications, beliefs regarding the suitability of clinical data, expectations regarding the confidentiality of our proprietary information, statements of our intentions to seek additional U.S. and foreign regulatory approvals, and to market and increase sales outside the U.S., beliefs regarding regulatory classifications, filings, timelines, off-label use and environmental compliance, beliefs concerning patent disputes and litigation, intentions to defend our patent estate, the impact of a third-party’s regulatory compliance and fulfillment of contractual obligations, and our anticipation that third parties will launch products upon receipt of regulatory approval, expectations of increases or decreases in cost of product sales, expected use of cash resources, requirements of cash resources for our future liquidity, beliefs regarding investments and economic conditions, expectations regarding outstanding options and warrants and our dividend policy, anticipation of increases or decreases in personnel, beliefs regarding the effect of reimbursement policies on revenues and acceptance of our therapies, expectations for future strategic opportunities and research and development programs and expenses, expectations for continuing operating losses and competition including from Metvixia, expectations regarding the adequacy and availability of insurance, expectations regarding general and administrative costs, expectations regarding increased sales and marketing costs and research and development costs, levels of interest income and our capital resource needs, intention to raise additional funds to meet capital requirements and the potential dilution and impact on our business, potential for additional inspection and testing of our manufacturing facilities or additional FDA actions, beliefs regarding the adequacy of our inventory of Kerastick® and BLU-U® units and of Nicomide®, our manufacturing capabilities and the impact of inventories on revenues, beliefs regarding interest rate risks to our investments and effects of inflation, beliefs regarding the impact of any current or future legal proceedings, dependence on key personnel, and beliefs concerning product liability insurance, the enforceability of our patents, the impact of generic products, our beliefs regarding our sales and marketing efforts, competition with other companies, the adoption of our products, and the outcome of such efforts, our beliefs regarding our sales and marketing efforts, our beliefs regarding the use of our products and technologies by third parties, our beliefs regarding our compliance with applicable laws, rules and regulations, our beliefs regarding available reimbursement for our products, our beliefs regarding the current and future clinical development and testing of our potential products and technologies and the costs thereof, the volatility of our stock price, the impact of our rights plan, and the possibility that the holders of options and warrants will purchase our common stock by exercising these securities. These forward-looking statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, changing market and regulatory conditions, actual clinical results of our trials, the impact of competitive products and pricing, the timely development, FDA and foreign regulatory approval, and market acceptance of our products, environmental risks relating to our products, reliance on third-parties for the production, manufacture, sales and marketing of our products, the availability of products for acquisition and/or license on terms agreeable to us, sufficient sources of funds, the securities regulatory process, the maintenance of our patent portfolio and ability to obtain competitive levels of reimbursement by third-party payors, none of which can be assured. Results actually achieved may differ materially from expected results included in these statements as a result of these or other factors.
     You should read and interpret any forward-looking statements together with the following documents:
•	our most recent Annual Report on Form 10-K;

•	our most recent Quarterly Report on Form 10-Q;

•	our most recent Current Reports on Form 8-K;

•	the risk factors contained in this prospectus under the caption “Risk Factors”; and

•	our other filings with the Securities and Exchange Commission.
     Any forward-looking statement speaks only as of the date on which that statement is made. We will not update any forward-looking statement to reflect events or circumstances that occur after the date on which such statement is made.
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED
FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
     During the periods reflected below, our earnings were inadequate to cover fixed charges. The following table sets forth our coverage deficiency based upon the ratio of earnings to fixed charges for the periods indicated. For the periods presented, we had no preferred stock outstanding. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends are identical to the consolidated ratio of earnings to fixed charges.

	Three
	Months
	Ended
	March 31,	Year Ended December 31,
	2008	2007	2006	2005	2004	2003
Deficiency of earnings available to cover fixed charges (in thousands)	$(1,284)	$(14,714)	$(31,350)	$(14,999)	$(15,629)	$(14,829)

USE OF PROCEEDS
     Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds of the sale of these securities for general corporate purposes, which may include working capital, capital expenditures, acquisitions, joint ventures and stock repurchase programs. As of the date of this prospectus, we have not identified as probable any specific material proposed uses of these proceeds. The amount of securities offered from time to time pursuant to this prospectus and any prospectus supplement, and the precise amounts and timing of the application of net proceeds from the sale of those securities, will depend upon our funding requirements. If at the time of an issuance of securities we elect to make different or more specific use of proceeds than described in this prospectus, such use will be described in the prospectus supplement relating to those securities.

DESCRIPTION OF COMMON STOCK
     This section describes the general terms of our common stock. A prospectus supplement may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to our common stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement. A copy of our certificate of incorporation, as amended, has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement. Our common stock and the rights of the holders of our common stock are subject to the applicable provisions of the New Jersey Business Corporation Act, which we refer to as New Jersey law, our certificate of incorporation and our bylaws, each as amended, the rights of the holders of our preferred stock, if any, as well as the terms of our senior indebtedness and senior subordinated indebtedness, if any.
     The prospectus supplement relating to an offering of common stock will describe relevant terms of the offering, including the number of shares offered, the initial offering price, market price and dividend information.
     Under our certificate of incorporation, as amended, we have the authority to issue 100,000,000 shares of stock; 40,000,000 of which are designated as common stock and 60,000,000 of which the board of directors has the power and is authorized to divide into classes and into series within any class or classes, to determine the designation and the number of shares of any class or series, to determine the relative rights, preferences and limitations of the shares of any class or series, including, but not limited to, the convertibility of any shares of one class or series into shares of another class or series, and to change the designation or number of shares, or the relative rights, preferences, or limitations of the shares, of any theretofore established class or series. Of the 40,000,000 shares of common stock we are authorized to issue, 24,078,452 shares of our common stock were outstanding on March 31, 2008. As of March 31, 2008, up to 4,932,650 shares of our common stock are issued or issuable upon exercise of stock options and warrants that have been, or stock options, stock appreciation rights, stock awards and restricted stock units that may be, issued pursuant to our warrant agreements and our various stock option and equity compensation plans. Of the 60,000,000 shares of undesignated stock that our board of directors is authorized to issue, 40,000 shares have been designated as Series A Junior Participating Preferred Stock, without par value. Of the remaining 59,960,000 shares of undesignated stock available for issuance, any shares designated by the board of directors as a class or series of preferred stock will reduce the number of shares available for designation as common stock.
     The following description of our common stock, and any description of our common stock in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, New Jersey law and the actual terms and provisions contained in our certificate of incorporation and bylaws, each as amended from time to time.
Preemptive Rights
     The holders of our common stock do not have preemptive rights to purchase or subscribe for any stock or other securities of ours.
Voting Rights
     Each outstanding share of our common stock is entitled to one vote per share of record on all matters to be voted upon by shareholders and to vote together as a single class for the election of directors and in respect of other corporate matters. At a meeting of shareholders at which a quorum is present, for all matters other than the election of directors, a majority of the votes cast decides all questions, unless the matter is one upon which a different vote is required by express provision of New Jersey law or our certificate of incorporation or bylaws. Directors are elected by a plurality of the votes of the shares present at a meeting. There is no cumulative voting with respect to the election of directors or any other matter.

Dividends
     Holders of our common stock are entitled to receive dividends or other distributions when and if declared by our board of directors. The right of our board of directors to declare dividends, however, is subject to any rights of the holders of other classes of our capital stock, if any, and the availability of sufficient funds under New Jersey law to pay dividends.
Anti-Takeover Effects of Provisions of the Certificate of Incorporation and Bylaws
     Our certificate of incorporation and bylaws, each as amended, contain provisions which could delay or prevent a third party from acquiring shares of our common stock or replacing members of our board of directors. Our certificate of incorporation allows our board of directors to issue shares of preferred stock. Our board of directors can determine the price, rights, preferences, and privileges of those shares without any further vote or action by the shareholders. As a result, our board of directors could make it difficult for a third party to acquire a majority of our outstanding voting stock. Since management is appointed by the board of directors, any inability to effect a change in the board of directors may result in the entrenchment of management.
     Our bylaws, as amended, do not permit our shareholders to call a special meeting of shareholders. Under the bylaws, only our president or a majority of the board of directors are able to call special meetings. The inability of shareholders to call a special meeting may make it difficult for shareholders to remove or replace the board of directors should they desire to do so. Our directors may be removed from our board of directors only for cause. These provisions may delay or prevent changes of control or management, either by third parties or by shareholders seeking to change control or management.
     In September 2002, we entered into a Rights Agreement with American Stock Transfer and Trust Company. The rights agreement could discourage, delay or prevent a person or group from acquiring 15% or more of our common stock. The rights agreement provides that if a person acquires 15% or more of our common stock without the approval of our board of directors, all other shareholders will have the right to purchase securities from us at a price that is less than its fair market value, which would substantially dilute and reduce the value of our common stock owned by the acquiring person. As a result, our board of directors has significant discretion to approve or disapprove a person’s efforts to acquire 15% or more of our common stock.
Listing
     We list our common stock on the Nasdaq Global Market under the symbol “DUSA.”
Limitation of Liability and Indemnification
     Our certificate of incorporation and bylaws, each as amended, and New Jersey law limit the liability of our directors and officers. Under our certificate of incorporation and bylaws and New Jersey law, our directors and officers will not be personally liable for monetary damages for breach of their fiduciary duties as directors and officers, except liability for:
•	any breach of their duty of loyalty to the corporation or its shareholders;

•	acts or omissions not in good faith or which involve a knowing violation of law; or

•	any transaction from which the director derived an improper personal benefit.
     This provision has no effect on any non-monetary remedies that may be available to us or our shareholders, nor does it relieve us or our officers or directors from compliance with federal or state securities laws.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the provisions that we describe above or otherwise, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF PREFERRED STOCK
     This section describes the general terms of our preferred stock to which any prospectus supplement may relate. A prospectus supplement will describe the terms relating to any preferred stock to be offered by us in greater detail, and may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to the particular preferred stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement. A copy of our certificate of incorporation, as amended, has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement. A certificate of amendment to our certificate of incorporation will specify the terms of the preferred stock being offered, and will be filed or incorporated by reference as an exhibit to the registration statement before the preferred stock is issued.
     Under our certificate of incorporation, as amended, we have the authority to issue 100,000,000 shares of stock; 40,000,000 of which are designated as common stock and 60,000,000 of which the board of directors has the power and is authorized to divide into classes and into series within any class or classes, to determine the designation and the number of shares of any class or series, to determine the relative rights, preferences and limitations of the shares of any class or series, including, but not limited to, the convertibility of any shares of one class or series into shares of another class or series, and to change the designation or number of shares, or the relative rights, preferences, or limitations of the shares, of any theretofore established class or series. Of the 60,000,000 shares of undesignated stock that our board of directors is authorized to issue, 40,000 shares have been designated as Series A Junior Participating Preferred Stock, without par value. Of the remaining 59,960,000 shares of undesignated stock available for issuance, any shares designated by the board of directors as a class or series of common stock will reduce the number of shares available for designation as preferred stock. Accordingly, our board of directors is authorized, without action by the shareholders, to issue preferred stock from time to time with the dividend, liquidation, conversion, voting, and other rights and restrictions as it may determine. All shares of any one series of our preferred stock will be identical, except that shares of any one series issued at different times may differ as to the dates from which dividends may be cumulative.
     If our board of directors decides to issue any preferred stock, it may discourage or make more difficult a merger, tender offer, business combination or proxy contest, assumption of control by a holder of a large block of our securities or the removal of incumbent management, even if these events were favorable to the interests of shareholders. Our board of directors, without shareholder approval, may issue preferred stock with voting and conversion rights and dividend and liquidation preferences which may adversely affect the holders of common stock.
     The following description of our preferred stock, and any description of our preferred stock in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, New Jersey law and the actual terms and provisions contained in our certificate of incorporation and bylaws, each as amended from time to time.
Terms
     Unless provided in a supplement to this prospectus, the shares of our preferred stock to be issued will have no preemptive rights. If preferred stock is offered by us, the prospectus supplement will describe the terms of the preferred stock, including the following if applicable to the particular offering:
•	number of shares of preferred stock to be issued and the offering price of the preferred stock;

•	the title and stated value of the preferred stock;

•	dividend rights, including dividend rates, periods, or payment dates, or methods of calculation of dividends applicable to the preferred stock;

•	the date from which distributions on the preferred stock shall accumulate, if applicable;

•	right to convert the preferred stock into a different type of security;

•	voting rights attributable to the preferred stock;

•	rights and preferences upon our liquidation or winding up of our affairs;

•	terms of redemption;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof);

•	a discussion of federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to distribution rights (including whether any liquidation preference as to the preferred stock will be treated as a liability for purposes of determining the availability of assets for distributions to holders of stock ranking junior to the shares of preferred stock as to distribution rights);

•	any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to distribution rights and rights upon the liquidation, dissolution or winding up or our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.
Rank
     Unless otherwise indicated in the applicable supplement to this prospectus, shares of our preferred stock will rank, with respect to payment of distributions and rights upon our liquidation, dissolution or winding up, and allocation of our earnings and losses:
•	senior to all classes or series of our common stock, and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all equity securities issued by us, the terms of which specifically provide that these equity securities rank on a parity with the preferred stock; and

•	junior to all equity securities issued by us, the terms of which specifically provide that these equity securities rank senior to the preferred stock.
Distributions
     Subject to any preferential rights of any outstanding stock or series of stock, our preferred shareholders are entitled to receive distributions, when and as authorized by our board of directors, out of legally available funds, and share pro rata based on the number of preferred shares, common stock and other parity equity securities outstanding.
Voting Rights
     Unless otherwise indicated in the applicable supplement to this prospectus, holders of our preferred stock will not have any voting rights.

Liquidation Preference
     Upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of stock ranking junior to the preferred stock in our distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of our preferred stock are entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable supplement to this prospectus), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if the preferred stock does not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets. In the event that, upon our voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of our outstanding preferred stock and the corresponding amounts payable on all of our stock of other classes or series of equity security ranking on a parity with the preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of our preferred stock and all other such classes or series of equity security will share ratably in the distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
     If the liquidating distributions are made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of equity security ranking junior to the preferred stock upon our liquidation, dissolution, or winding up, according to their respective rights and preferences and in each case according to their respective number of shares of stock.
Conversion Rights
     The terms and conditions, if any, upon which shares of any series of preferred stock are convertible into other securities will be set forth in the applicable supplement to this prospectus. These terms will include the amount and type of security into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or us, the events, if any, requiring an adjustment of the conversion price and provisions, if any, affecting conversion in the event of the redemption of that preferred stock.
Redemption
     If so provided in the applicable supplement to this prospectus, our preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such supplement to this prospectus.

DESCRIPTION OF DEBT SECURITIES
     We may issue debt securities under an indenture between us and a U.S. banking institution, as the indenture trustee. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended, and we may supplement the indentures from time to time after we execute them.
     This prospectus summarizes what we believe to be the material provisions of the forms of indenture that are attached as exhibits to the registration statement of which this prospectus forms a part and that are incorporated herein by reference and the debt securities that we may issue under the forms of indenture. This summary is not complete and may not describe all of the provisions of the indenture or of any of the debt securities that might be important to you. For additional information, you should carefully read the forms of indenture that are attached as exhibits to the registration statement of which this prospectus forms a part and that are incorporated herein by reference.
     When we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus. The terms of a particular series of debt securities may differ from the terms described in this prospectus. As a result, we will indicate in the prospectus supplement whether the general terms in this prospectus apply to a particular series of debt securities offered. The prospectus supplement also will state whether any of the terms summarized below do not apply to the debt securities being offered. Accordingly, for a description of the terms of a particular issue of debt securities, you should carefully read this prospectus, the applicable prospectus supplement, and the indenture governing such series of debt securities which will be filed as an exhibit to the registration statement of which this prospectus forms a part at or prior to the time of the sale of the debt securities.
General
     Within the total dollar amount of the shelf registration statement of which this prospectus forms a part, we may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities we issue will have terms that are consistent with the indenture applicable to such series of debt securities. Senior debt securities will be unsecured and unsubordinated obligations and will rank equal with all our other unsecured and unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.
     The indentures might not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities offered by this prospectus and the applicable prospectus supplement, and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.
     If debt securities are offered by us, the prospectus supplement will describe the terms of the debt securities, including the following if applicable to the particular offering:
•	the title and form of the debt securities;

•	the offering price of the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	the person or persons to whom any interest on a debt security of the series are to be paid;

•	the date or dates on which we are required to repay the principal;

•	the rate or rates at which the debt securities will bear interest;

•	the date or dates from which interest will accrue, and the dates on which we are required to pay interest;

•	the place or places where we are required to pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which we may redeem any debt security, if at all;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;

•	the principal amount of the debt securities that we will be required to pay upon declaration of acceleration of their maturity;

•	the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	the applicability of the provisions described under “Defeasance” below;

•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of our debt securities, preferred stock or common stock or other securities or property;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

•	the subordination provisions that will apply to any subordinated debt securities;

•	any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	any addition to or change in the covenants in the indentures; and

•	any other terms of the debt securities not inconsistent with the applicable indentures.
     We may sell the debt securities at a substantial discount below their stated principal amount. We will describe generally the U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe generally the U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars. You should consult with your own tax advisor before making a decision to purchase any debt security.

Conversion and Exchange Rights
     The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for debt securities, preferred stock and common stock or other securities or property. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the amount of debt securities, number of shares of preferred stock and common stock or other securities or property to be received upon conversion or exchange would be calculated.
Subordination of Subordinated Debt Securities
     The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.
     If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.
Form, Exchange, and Transfer
     We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.
     Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.
     If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.
Global Securities
     The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

     No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:
•	the depositary is unwilling or unable to continue as depositary; or

•	the depositary is no longer in good standing under the Exchange Act or other applicable statute or regulation.
     The depositary will determine how all securities issued in exchange for a global security will be registered.
     As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.
     Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.
     The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.
Payment and Paying Agents
     We will be required to pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.
     We will be required to pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.
     Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we will be required to maintain a paying agent in each place of payment for the debt securities.
     The paying agent will be required to return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.
Consolidation, Merger, and Sale of Assets
     Under the terms of the forms of indenture, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:
•	the successor assumes our obligations under the debt securities and the indentures; and

•	we meet the other conditions described in the indentures.
Events of Default
     Each of the following constitutes an event of default under the forms of indenture:
•	failure to pay the principal of or any premium on any debt security when due;

•	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

•	failure to deposit any sinking fund payment when due;

•	failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

•	events of bankruptcy, insolvency or reorganization; and

•	any other event of default specified in the prospectus supplement.
     If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.
     Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide indemnification, subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
     No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:
•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

•	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

•	the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver
     Under the forms of indenture, we and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:
•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.
     In addition, under the forms of indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:
•	extending the fixed maturity of the series of debt securities;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

•	reducing the percentage of debt securities the holders of which are required to consent to any amendment.
     The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the forms of indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.
     Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.
     Defeasance
     To the extent stated in the prospectus supplement, we may elect to apply the provisions in the forms of indenture relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The forms of indenture provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:
•	to maintain a registrar and paying agents and hold monies for payment in trust;

•	to register the transfer or exchange of the debt securities; and

•	to replace mutilated, destroyed, lost or stolen debt securities.
     In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.
     We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the debt securities may not be accelerated because of the occurrence of events of default.

     To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:
•	no event of default shall have occurred or be continuing;

•	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•	we satisfy other customary conditions precedent described in the applicable indenture.
Notices
     We will be required to mail notices to holders of debt securities as indicated in the prospectus supplement.
Title
     We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.
Governing Law
     The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES
     We may, at our option, elect to offer fractional shares or some multiple of shares of preferred stock, rather than individual shares of preferred stock. If we choose to do so, we will issue depositary receipts for depositary shares, each of which will represent a fraction or a multiple of a share of a particular series of preferred stock as described below.
     The following is a general description of the depositary shares we may issue. The applicable prospectus supplement will describe the specific terms of any issuance of depositary shares. The terms of any depositary shares we offer may differ from the terms described in this prospectus. As a result, we will describe in the prospectus supplement the specific terms of the particular series of depositary shares offered by that prospectus supplement. Accordingly, for a description of the terms of a particular series of depositary shares, you should carefully read this prospectus, the applicable prospectus supplement, the applicable deposit agreement, including the applicable depositary receipt relating to the depositary shares, which will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part at or prior to the time of the sale of the depositary shares.
General
     The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a bank or trust company we select, as depositary, which we refer to as the preferred stock depositary, and the holders from time to time of depositary receipts issued under the agreement. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the fraction or multiple of a share of preferred stock represented by that depositary share, to all the rights and preferences of the preferred stock represented by that depositary share, including dividend, voting and liquidation rights.
     The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of the related series of preferred stock. Immediately following the issuance of shares of a series of preferred stock, we will be required to deposit those shares with the preferred stock depositary, which will then be required to issue and deliver the depositary receipts to the purchasers.
     Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.
Dividends and Other Distributions
     The preferred stock depositary will be required to distribute all cash dividends or other cash distributions received on the related series of preferred stock to the record holders of depositary receipts relating to those series in proportion to the number of the depositary shares evidenced by depositary receipts those holders own.
     If we make a distribution other than in cash, the preferred stock depositary will be required to distribute the property it receives to the record holders of depositary receipts in proportion to the number of depositary shares evidenced by depositary receipts those holders own, unless the preferred stock depositary determines that the distribution cannot be made proportionately among those holders or that it is not feasible to make the distribution. In that event, the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds to the holders in proportion to the number of depositary shares evidenced by depositary receipts they own.
     The amount distributed to holders of depositary shares will be reduced by any amounts required to be withheld by us or the preferred stock depositary on account of taxes or other governmental charges.

Conversion and Exchange
     If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.
Voting
     Upon receiving notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the preferred stock depositary will be required to mail the information contained in the notice of the meeting to the record holders of the depositary receipts relating to that series of preferred stock. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the related series of preferred stock, may instruct the preferred stock depositary how to exercise his or her voting rights. The preferred stock depositary will endeavor, insofar as practicable, to vote or cause to be voted the maximum number of whole shares of the preferred stock represented by those depositary shares in accordance with those instructions received sufficiently in advance of the meeting, and we will be required to agree to take all reasonable action that may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will be required to abstain from voting shares of the preferred stock for which it does not receive specific instructions from the holder of the depositary shares representing them.
Redemption of Depositary Shares
     Depositary shares will be redeemed from any proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the series of the preferred stock represented by those depositary shares. The redemption price per depositary share will equal the applicable fraction or multiple of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the preferred stock depositary, the preferred stock depositary will be required to redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock that we redeem. If less than all the depositary shares will be redeemed, the depositary shares to be redeemed would be selected by lot or substantially equivalent method determined by the preferred stock depositary.
     After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable and any other property to which the holders were entitled upon the redemption upon surrender to the preferred stock depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.
Amendment and Termination of the Deposit Agreement
     We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement will automatically terminate after there has been a final distribution on the related series of preferred stock in connection with our liquidation, dissolution or winding up and that distribution has been made to the holders of depositary shares or all of the depositary shares have been redeemed.
Charges of Preferred Stock Depositary
     We will be required to pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will be required to pay all charges of the preferred stock depositary in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, all withdrawals of shares of the related series of preferred stock by holders of depositary shares and the registration of transfers of title to any depositary shares.

     However, holders of depositary shares will be required to pay other transfer and other taxes and governmental charges and the other charges expressly provided in the deposit agreement to be for their accounts.
Corporate Trust Office of Preferred Stock Depositary
     The preferred stock depositary’s corporate trust office will be set forth in the applicable prospectus supplement relating to a series of depositary shares. The preferred stock depositary will act as transfer agent and registrar for depositary receipts, and, if shares of a series of preferred stock are redeemable, the preferred stock depositary will act as redemption agent for the corresponding depositary receipts.
Resignation and Removal of Preferred Stock Depositary
     The preferred stock depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the preferred stock depositary. Any resignation or removal will take effect upon the appointment of a successor preferred stock depositary. A successor must be appointed by us within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company.
Reports to Holders
     We will be required to deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary, and it will be required to forward those reports and communications to the holders of depositary shares. Upon request, the preferred stock depositary will be required to provide for inspection to the holders of depositary shares the transfer books of the depositary and the list of holders of receipts; provided that any requesting holder certifies to the preferred stock depositary that such inspection is for a proper purpose reasonably related to such person’s interest as an owner of depositary shares evidenced by the receipts.

DESCRIPTION OF WARRANTS
     We may issue warrants from time to time in one or more series for the purchase of our common stock, debt securities or preferred stock or any combination of those securities. Warrants may be issued independently or together with any shares of common stock, shares of preferred stock, depositary shares, or debt securities offered by any prospectus supplement and may be attached to or separate from common stock, preferred stock, depositary shares, or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, or any other bank or trust company specified in the related prospectus supplement relating to the particular issue of warrants. The warrant agent will act as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants.
     The following is a general description of the warrants we may issue. The applicable prospectus supplement will describe the specific terms of any issuance of warrants. The terms of any warrants we offer may differ from the terms described in this prospectus. As a result, we will describe in the prospectus supplement the specific terms of the particular series of warrants offered by that prospectus supplement. Accordingly, for a description of the terms of a particular series of warrants, you should carefully read this prospectus, the applicable prospectus supplement, the applicable warrant agreement, which will be filed as an exhibit to a the registration statement of which this prospectus forms a part.
Terms
     If warrants are offered by us, the prospectus supplement will describe the terms of the warrants, including the following if applicable to the particular offering:
•	the title of the warrants;

•	the total number of warrants;

•	the currency, currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	the number of shares of common stock purchasable upon exercise of the warrants to purchase common stock and the price at which such shares of common stock may be purchased upon exercise;

•	the designation, aggregate principal amount, currency, currencies or currency units and terms of the debt securities purchasable upon exercise of the warrants and the price at which the debt securities may be purchased upon such exercise;

•	the designation and terms of the preferred stock, depositary shares, or debt securities with which the warrants are issued and the number of warrants issued with each share of preferred stock, depositary share, or debt security;

•	the date on and after which the warrants and the related common stock, preferred stock, depositary shares, or debt securities will be separately transferable;

•	if applicable, the date on which the right to exercise the warrants shall commence and the date on which this right shall expire;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants including terms, procedures and limitations relating to the exchange and exercise of the warrants.
     Warrants may be exchanged for new warrants of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of shares of common stock, shares of preferred stock, depositary shares, or debt securities purchasable upon exercise, including the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indenture or to receive payments of dividends, if any, on the shares common stock, preferred stock, or depositary shares purchasable upon such exercise or to exercise any applicable right to vote.
Exercise of Warrants
     Each warrant will entitle the holder to purchase a principal amount of debt securities or a number of shares of common stock, shares of preferred stock, or depositary shares at an exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to those warrants. Warrants may be exercised at the times set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date (or any later date to which the expiration date may be extended by us), unexercised warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of common stock, shares of preferred stock, or depositary shares purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of common stock, shares of preferred stock, or depositary shares purchasable upon such exercise. If fewer than all of the warrants represented by that certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

PLAN OF DISTRIBUTION
     We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including, if applicable to the particular offering:
•	the name or names of any underwriters;

•	the purchase price of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price and the net proceeds we will receive from such sale;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.
     We may distribute our securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies, including in “at-the-market” offerings. We may sell our securities through a rights offering, forward contracts, or similar arrangements.
     We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
     Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the offering of our securities, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of our securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us, will be described in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our offered securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
     Any common stock sold pursuant to this prospectus and applicable prospectus supplement will be approved for trading, upon notice of issuance, on the Nasdaq Global Market or such other stock exchange that our securities are trading upon.
     Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
     The securities being offered under this prospectus, other than our common stock, will be new issues of securities with no established trading market and unless otherwise specified in the applicable prospectus supplement. It has not presently been established whether the underwriters, if any, as identified in a prospectus supplement, will make a market in the securities. If the underwriters make a market in the securities, the market making may be discontinued at any time without notice. We cannot provide any assurance as to the liquidity of the trading market for the securities.
     An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with the securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time.
     Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for, us in the ordinary course of business.
LEGAL MATTERS
     Legal matters with respect to the validity of the securities offered under this prospectus and any supplement hereto will be passed upon for us by Reed Smith LLP. Counsel for any underwriter or agents will be noted in the applicable prospectus supplement.
EXPERTS
     The consolidated financial statements, incorporated in this prospectus by reference from DUSA Pharmaceuticals, Inc.’s Annual Report on Form 10-K and the effectiveness of DUSA Pharmaceuticals, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC in Washington, D.C. You may read and copy any document we file at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The SEC has prescribed rates for copying. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. Our filings are also available at our website at http://www.dusapharma.com, which is not a part of this prospectus and is not incorporated herein by reference.
     Our reports and other information can also be inspected at the offices of the National Association of Securities Dealers at 1735 K Street, N.W., Washington, D.C. 20006-1506.
     This prospectus is part of a registration statement that we filed with the SEC. This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement as permitted by the rules and regulations of the SEC. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” some of the documents we file with it into this prospectus, which means:
•	we can disclose important information to you by referring you to those documents;

•	the information incorporated by reference is considered to be part of this prospectus; and

•	later information that we file with the SEC will automatically update and supersede the incorporated information.
     The following documents, which have been filed by us with the SEC pursuant to the Exchange Act are incorporated by reference in this registration statement as of their respective dates:
•	Our Annual Report on Form 10-K for the year ended December 31, 2007;

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2008;

•	Our Current Reports on Form 8-K filed with the SEC on January 18, 2008, January 31, 2008, March 6, 2008, April 21, 2008, and April 29, 2008;

•	All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since December 31, 2007;

•	The description of DUSA’s common stock contained in its registration statement on Form 8-A which was filed on January 3, 1992 and amended on Form 8-A12G filed on October 24, 1997, and in DUSA’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 which was filed on November 12, 1997; and

•	The description of DUSA’s Series A Junior Participating Preferred Stock contained in its registration statement on Form 8-A12B which was filed on November 7, 2002.
     All documents filed by us pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by SEC rules and regulations, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
     We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus, but not delivered with this prospectus. We will provide such copies at no cost, upon written or oral request, by writing or telephoning us at:
DUSA Pharmaceuticals, Inc.
25 Upton Drive
Wilmington, Massachusetts 01887
Attention: Ms. Shari Lovell
Telephone: (978) 657-7500
E-mail to: lovells@DusaPharma.com

     We maintain a website at http://www.dusapharma.com, which is not a part of this prospectus and is not incorporated herein by reference.
     This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. You should rely only on the information and representations provided in this prospectus or on the information incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

$75,000,000
DUSA
PHARMACEUTICALS, INC.
Common Stock, Preferred Stock, Debt Securities,
Depositary Shares and Warrants

PROSPECTUS

                    , 2008

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The following is a statement of the estimated costs and expenses, other than underwriting compensation, incurred or expected to be incurred by us in connection with the issuance and distribution of an assumed amount of $75,000,000 of securities being registered pursuant to this registration statement. The assumed amount has been used to demonstrate the costs and expenses of an offering of the entire assumed amount of securities being registered and does not represent an estimate of the amount of securities that may be offered because such amount is unknown at this time. All amounts except the SEC registration fee are estimated.

SEC Registration Fee	$2,947.50
NASDAQ Listing Fee	$65,000.00
Printing and Engraving	$30,000.00
Accounting Fees and Expenses	$30,000.00
Legal Fees and Expenses	$100,000.00
Miscellaneous Expenses	2,052.50

TOTAL	$230,000.00

Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Article 5 of our certificate of incorporation, as amended, and New Jersey Business Corporation Act, N.J.S.A. 14A:2-7 provide as follows:
Any director and officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that this provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to the Corporation or its shareholders; (b) not in good faith or involving a knowing violation of law; or (c) resulting in receipt by such person of an improper personal benefit.
     Our bylaws, as amended, pursuant to New Jersey Business Corporation Act, N.J.S.A. 14A:3-5, provide as follows:
ARTICLE IV
INDEMNIFICATION
     Section 1. Actions by Others. The Corporation (1) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or trustee of the Corporation or of any constituent corporation absorbed by the Corporation in a consolidation or merger and (2) except as otherwise required by Section 3 of this Article, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he (a) is or was an employee or agent or the legal representative of a director, officer, trustee, employee or agent of the Corporation or of any absorbed constituent corporation, or (b) is or was serving at the request of the Corporation or of any absorbed constituent corporation as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, or the legal representative of such a person against expenses, costs, disbursements (including attorneys’ fees), judgments, fines and amounts actually and reasonably incurred by him in good faith and in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the applicable standard of conduct.
     Section 2. Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, trustee, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation by consolidation or merger, or the legal representative of any such person, or is or was serving at the request of the Corporation or of any absorbed constituent corporation, as a director, officer, trustee, employee, agent of or participant, or the legal representative of any such person in another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the New Jersey Superior Court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the New Jersey Superior Court or such other court shall deem proper.
     Section 3. Successful Defense. To the extent that a person who is or was a director, officer, trustee, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation by consolidation or merger, or the legal representative of any such person, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or Section 2 of this Article, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
     Section 4. Specific Authorization. Any indemnification under Section 1 or Section 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, trustee, employee, agent, or the legal representative thereof, is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, a quorum of disinterested directors so directs, by independent legal counsel for a written opinion, (3) by the shareholders.
     Section 5. Advance of Expenses. Expenses incurred by any person who may have a right of indemnification under this Article in defending civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final distribution of such action, suit or proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the director, officer, trustee, employee, or the legal representative thereof, to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation pursuant to this Article.
     Section 6. Right of Indemnity not Exclusive. The indemnification and advancement of expenses provided by this Article shall not exclude any other rights to which those seeking indemnification may be entitled under the certificate of incorporation of the Corporation or any by-law, agreement, vote of shareholders or otherwise; provided that no indemnification shall be made to or on behalf of a Director, officer, trustee, employee, agent, or legal representative if a judgment or other final adjudication adverse to such persons establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by such person of an improper personal benefit.
     Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation by consolidation or merger of the legal representative of such person or is or was serving at the request of the Corporation or of any absorbed constituent corporation as a director, officer, trustee, employee or agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, or the legal representative of any such person against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such or by reason of his being or having been such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article, the New Jersey Business Corporation Act, or otherwise.
     Section 8. Invalidity of any Provision of this Article. The invalidity or unenforceability of any provision of this Article shall not affect the validity or enforceability of the remaining provisions of this Article.
     We also maintain directors and officers liability insurance which may, in some instances, reimburse us for judgments against us or our directors or officers.

Item 16. EXHIBITS
(a) Exhibits:

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement.*

3.1	Certificate of Incorporation, as amended, filed as Exhibit 3(a) to the Registrant’s Form 10-K for the fiscal year ended December 31, 1998, and is incorporated herein by reference.

3.2	Certificate of Amendment to the Certificate of Incorporation, as amended, dated October 28, 2002 and filed as Exhibit 99.3 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002, filed November 12, 2002, and is incorporated herein by reference.

3.3	By-laws of the Registrant, filed as Exhibit 3.1 to the Registrant’s current report on Form 8-K, filed on November 2, 2007, and is incorporated herein by reference.

3.4	Certificate of Amendment to Certificate of Incorporation designating the terms of preferred stock.*

4.1	Common Stock specimen, filed as Exhibit 4(a) to the Registrant’s Form 10-K for the fiscal year ended December 31, 2002, and is incorporated herein by reference.

4.2	Specimen of Preferred Stock Certificate.*

4.3	Form of Indenture for Senior Debt Securities (Form of Senior Debt Securities included therein).

4.4	Form of Indenture for Subordinated Debt Securities (Form of Subordinated Debt Securities included therein).

4.5	Form of Deposit Agreement (Form of Receipt included therein).*

4.6	Form of Warrant Agreement (Form of Warrant included therein).*

4.7	Rights Agreement, dated as of September 27, 2002, between the Registrant and American Stock Transfer and Trust Company filed as Exhibit 4.0 to Registrant’s Current Report on Form 8-K filed October 11, 2002, and is incorporated herein by reference.

4.8	Rights Certificate relating to the rights granted to holders of common stock under the Rights Agreement filed as Exhibit 4.0 to Registrant’s Current Report on Form 8-K, filed on October 11, 2002, and is incorporated herein by reference.

5.1	Opinion of Reed Smith LLP.

12.1	Statement regarding Computation of Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Reed Smith LLP.

24.1	Power of Attorney (included in the signature pages hereto).

25.1	Statement of Eligibility and Qualification of Trustee on Form T-1 under Trust Indenture Act of 1939, as amended, for debt securities indenture.*

*	To be filed, as applicable, by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the securities registered.

Item 17. UNDERTAKINGS
(a) The undersigned registrant hereby undertakes:
     (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
     (ii)   To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
     provided, however, that paragraphs (a)(1)(i), (a)(i)(ii) and (a)(1)(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
     (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (5)   That, for the purpose of determining liability under the Securities Act to any purchaser:
     (A).      Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B).      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (6)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i).      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii).      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii).      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv).      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, Commonwealth of Massachusetts, USA, on May 16, 2008.

DUSA PHARMACEUTICALS, INC.
By:	/s/ Robert F. Doman
Robert F. Doman,
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Robert F. Doman and Richard C. Christopher, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including any pre-effective or post-effective amendments) to this registration statement or any related registration statement that is to be effective upon filing pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the above premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ John H. Abeles John H. Abeles	Director	Dated: May 16, 2008

/s/ David Bartash David Bartash	Director	Dated: May 16, 2008

/s/ Richard C. Christopher Richard C. Christopher	Vice President, Finance and Chief Financial Officer (principal financial officer and principal accounting officer)	Dated: May 16, 2008

/s/ Robert F. Doman Robert F. Doman	Director, President and Chief Executive Officer (principal executive officer)	Dated: May 16, 2008

/s/ Jay M. Haft, Esq. Jay M. Haft, Esq.	Vice-Chairman of the Board and Director	Dated: May 16, 2008

/s/ Richard C. Lufkin Richard C. Lufkin	Director	Dated: May 16, 2008

/s/ Magnus Moliteus Magnus Moliteus	Director	Dated: May 16, 2008

/s/ D. Geoffrey Shulman, MD, FRCPC D. Geoffrey Shulman, MD, FRCPC	Director and Chairman of the Board and Chief Strategic Officer	Dated: May 16, 2008

INDEX TO EXHIBITS
(a) Exhibits:

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement.*

3.1	Certificate of Incorporation, as amended, filed as Exhibit 3(a) to the Registrant’s Form 10-K for the fiscal year ended December 31, 1998, and is incorporated herein by reference.

3.2	Certificate of Amendment to the Certificate of Incorporation, as amended, dated October 28, 2002 and filed as Exhibit 99.3 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002, filed November 12, 2002, and is incorporated herein by reference.

3.3	By-laws of the Registrant, filed as Exhibit 3.1 to the Registrant’s current report on Form 8-K, filed on November 2, 2007, and is incorporated herein by reference.

3.4	Certificate of Amendment to Certificate of Incorporation designating the terms of preferred stock.*

4.1	Common Stock specimen, filed as Exhibit 4(a) to the Registrant’s Form 10-K for the fiscal year ended December 31, 2002, and is incorporated herein by reference.

4.2	Specimen of Preferred Stock Certificate.*

4.3	Form of Indenture for Senior Debt Securities (Form of Senior Debt Securities included therein).

4.4	Form of Indenture for Subordinated Debt Securities (Form of Subordinated Debt Securities included therein).

4.5	Form of Deposit Agreement (Form of Receipt included therein).*

4.6	Form of Warrant Agreement (Form of Warrant included therein).*

4.7	Rights Agreement, dated as of September 27, 2002, between the Registrant and American Stock Transfer and Trust Company filed as Exhibit 4.0 to Registrant’s Current Report on Form 8-K filed October 11, 2002, and is incorporated herein by reference.

4.8	Rights Certificate relating to the rights granted to holders of common stock under the Rights Agreement filed as Exhibit 4.0 to Registrant’s Current Report on Form 8-K, filed on October 11, 2002, and is incorporated herein by reference.

5.1	Opinion of Reed Smith LLP.

12.1	Statement regarding Computation of Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Reed Smith LLP.

24.1	Power of Attorney (included in the signature pages hereto).

25.1	Statement of Eligibility and Qualification of Trustee on Form T-1 under Trust Indenture Act of 1939, as amended, for debt securities indenture.*

*	To be filed, as applicable, by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the securities registered.